Exhibit 99.1

SUMMARY HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth our summary historical consolidated financial data as of December 31, 2007, 2008, and 2009, which are derived from our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009, as well as our pro forma condensed combined financial data as of December 31, 2009. Our consolidated financial statements as of December 31, 2007, 2008 and 2009 and for the years then ended were audited by Deloitte & Touche LLP, an independent registered public accounting firm. Our historical results presented below are not necessarily indicative of the results to be expected for any future period.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009 gives effect to the acquisition of Sensor Technologies Inc. (“STI”) as if it had occurred on January 1, 2009. The unaudited pro forma condensed combined balance sheet gives effect to the STI acquisition as if it had occurred on December 31, 2009. The unaudited pro forma condensed combined financial statements are derived from ManTech’s consolidated financial statements for the periods and dates indicated, and STI’s unaudited consolidated financial statements for the periods and dates indicated. Accordingly, the unaudited pro forma condensed combined financial information should not be considered illustrative of what our financial condition or results of operations would have been had the STI acquisition been completed on the date indicated, and does not purport to project our future financial condition and results of operations following the consummation of the STI acquisition. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

	Fiscal Year Ended December 31,
	2007(1)	2008(2)	2009(3)	Pro Forma 2009(4)
	(dollars in thousands)
Consolidated Income Statement Data
Revenues	$1,448,098	$1,870,879	$2,020,334	$2,357,069	(5)
Cost of services	1,214,150	1,565,198	1,668,763	1,974,527	(5)
General and administrative expenses	120,244	152,323	172,492	187,462	(6)

Operating Income	113,704	153,358	179,079	195,080
Interest expense	(5,103)	(3,978)	(1,141)	(5,294	)(7)
Interest income	1,261	812	215	279
Other income (expense), net	263	(233)	355	355

Income from continuing operations before income taxes	110,125	149,959	178,508	190,420
Provision for income taxes	(42,798)	(59,667)	(66,744)	(71,200	)(8)

Income from continuing operations	67,327	90,292	111,764	119,220

(Loss) gain from discontinued operations, net of taxes	(458)	—	—	—
Gain on disposal of discontinued operation, net of taxes (sold to CEO)	338	—	—	—

Net income	$67,207	$90,292	$111,764	$119,220

	Fiscal Year Ended December 31,
	2007(1)	2008(2)	2009(3)	Pro Forma 2009(4)
	(dollars in thousands)
Consolidated Balance Sheet Data
Cash and cash equivalents	$8,048	$4,375	$86,190	$50,311	(7)(9)
Working capital	68,409	140,744	276,087	250,211	(7)(9)
Total assets	937,503	1,021,712	1,100,747	1,362,282	(6)(7)(9)

Total debt	165,000	44,100	—	200,000	(7)
Total shareholders’ equity	551,305	680,536	817,465	817,465	(9)

Consolidated Cash Flow Data
Net cash provided by (used in):
Operating activities	$63,324	$127,266	$132,247
Investing activities	(275,286)	(39,162)	(20,014)
Financing activities	178,500	(91,777)	(30,418)

(1)	On December 18, 2007, we acquired McDonald Bradley, Inc. (MBI) for $78.9 million, which includes $0.4 million in transaction fees. MBI added $1.2 million in revenue to our 2007 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

On May 7, 2007, we acquired SRS Technologies (SRS) for $199.1 million, which includes $1.2 million in transaction fees. SRS added $139.1 million in revenue to our 2007 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

On February 23, 2007, we sold our MSM Security Services subsidiary business (MSM) to MSM Security Services Holdings, LLC for $3.0 million in cash. The sale resulted in a pre-tax gain of $0.6 million. MSM Security Services Holdings, LLC is solely owned by George J. Pedersen, our Chairman and Chief Executive Officer (CEO). For further information on the sale of MSM see Note 15 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

In January 2007, Mr. Pedersen received a distribution of 609,296 shares of Class B common stock, which had been held by the ManTech International Corporation Supplemental Executive Retirement Plan for the benefit of George J. Pedersen (GJP SERP). We recognized an $8.6 million tax benefit on the distribution from the trust. The tax benefit was recorded to additional paid-in-capital.

(2)	On November 28, 2008, we acquired EWA Services, Inc. (EWA) for $12.4 million, which includes a $0.4 million working capital adjustment. EWA added $1.8 million in revenue to our 2008 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

On August 29, 2008, we acquired Emerging Technologies Group, USA, Inc. (ETG) for $25.1 million, which includes $0.1 million in transaction fees. ETG added $3.4 million in revenue to our 2008 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

Cash outflows from investing activities were primarily the result of our acquisitions of EWA and ETG, as noted above. Cash outflows from financing activities are primarily the result of paying down our credit facility with cash from operations; this was slightly offset by borrowings under our credit facility to finance our aforementioned acquisitions.

(3)	On March 13, 2009, we acquired DDK for $14.0 million. DDK added $7.6 million in revenue to our 2009 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.
(4)	This pro forma financial information has been prepared using preliminary unaudited STI financial statements for the year ended December 31, 2009.
(5)	Approximately $0.1 million related to work that STI subcontracted to ManTech during 2009 was eliminated. In addition, does not include approximately $16.5 million of potential cost savings related to the integration of STI.
(6)	Pro forma adjustments were made to reflect the fair value of the identifiable intangible assets as well as the related amortization expense for approximately $12.4 million in 2009. Intangible assets are being amortized using the pattern of benefits method.
(7)	Pro forma adjustments were made to record the acquisition related borrowings under the senior credit facility of $200.0 million and the related additional interest expense for approximately $3.9 million in 2009. Also, deferred financing fees of approximately $0.7 million were capitalized in conjunction with amending our revolving credit agreement and are amortized over the remaining expected life of the senior credit facility. A pro forma adjustment was made to reflect the related amortization expense of approximately $0.2 million in 2009.
(8)	Pro forma adjustments were made to record an income tax provision for STI historical and pro forma adjustments using the ManTech effective tax rate.
(9)	Pro forma adjustments were made to reflect the acquisition of STI, including the $242.0 million purchase price and the elimination of the shareholders’ equity accounts of STI. The excess of the purchase price plus any working capital adjustments over the fair value of the net assets and liabilities acquired has been classified as goodwill.

OPERATIONAL DATA

	Fiscal Year Ended December 31,
	2007	2008	2009	Pro Forma 2009(1)
	(dollars in thousands)
Net Income to EBITDA Reconciliation
Net income	$67,207	$90,292	$111,764	$119,220
Interest expense	5,103	3,978	1,141	5,294
Interest income	(1,261)	(812)	(215)	(279)
Provision for income taxes	42,798	59,667	66,744	71,200
Depreciation and amortization	$14,244	$17,323	$17,747	$30,276

EBITDA(2)	$128,091	$170,448	$197,181	$225,711

Contract Type

	Fiscal Year Ended December 31,
	2007	2008	2009	Pro Forma 2009(1)
Cost-Plus	23.4%	20.4%	19.6%	16.8%
Time-and-Materials	62.9%	66.1%	68.1%	68.4%
Fixed-Price	13.7%	13.5%	12.3%	14.8%

Total	100.0%	100.0%	100.0%	100.0%

Contract Revenue

	Fiscal Year Ended December 31,
	2007	2008	2009	Pro Forma 2009(1)
Prime contract revenue	53.6%	47.9%	64.8%	69.6%
Subcontract revenue	46.4%	52.1%	35.2%	30.4%

Total	100.0%	100.0%	100.0%	100.0%

Backlog

	Fiscal Year Ended December 31,
	2007	2008	2009	Pro Forma 2009(1)
	(dollars in billions)
Funded	$0.8	$1.2	$1.1	$1.4
Unfunded	2.4	2.8	2.7	3.4

Total	$3.2	$4.0	$3.8	$4.8

(1)	This pro forma financial information has been prepared using preliminary unaudited STI financial statements for the year ended December 31, 2009.
(2)	“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as measures of our liquidity. We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage and debt incurrence.